SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                        Date of Report (Date of earliest
                                event reported):
                      November 26, 2004 (November 19, 2004)


                         FASTFUNDS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                   333-1026D                      87-0425514
--------------------------------------------------------------------------------
(State or other jurisdiction (Commission File Number)           (I.R.S. Employer
of incorporation)                                            Identification No.)


                       11100 Wayzata Boulevard, Suite 111
                           Minnetonka, Minnesota 55305
                -------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (952) 541-0455


                   -------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

ITEM 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 19, 2004, Mr. John P. McMahon was elected to the Company's board of directors by a unanimous vote of the board of directors. Mr. McMahon was nominated by MBC Global, Inc. pursuant to the provisions of certain Convertible Promissory Notes and Appendix of Lenders by and among the Company and lenders affiliated with MBC Global, Inc.

Presently, the Company does not have any committees of its board of directors and therefore Mr. McMahon has not been elected to any committee. There have been no transactions between the Company and Mr. McMahon since the beginning of the Company's current fiscal year or any prior period.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               FASTFUNDS FINANCIAL CORPORATION



Date: November 26, 2004                     By:    /s/ Thomas B. Olson
                                               ---------------------------------
                                               Thomas B. Olson, Secretary